Exhibit 99.3

Apollomics, Inc. Business Combination with Maxpro Capital Acquisition Corp.

Deal Announcement Pre-Recording Script

September 2022

Operator

Hello and welcome to the Apollomics, Inc. and Maxpro Capital Acquisition Corp. transaction conference call. The information discussed today is qualified in its entirety by the Form 8-K, including the exhibits thereto, that has been filed today by Maxpro and may be accessed on the SEC’s website at www.sec.gov. Please note that the press release issued this morning can also be found on the on the Apollomics website at www.apollomicsinc.com. The corporate presentation that will be presented as part of today’s discussion is publicly available as an exhibit to the aforementioned Form 8-K and posted on the Apollomics website, where it is available for download. Please carefully review the disclaimers included therein and refer to that as the guide for today’s call. In particular, I would like to remind you that this call contains forward-looking statements, including Maxpro’s and Apollomics’ expectations of future financial and business performance and conditions, trial results, the industry outlook and the expected timing and completion of the proposed transaction. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, (some of which are beyond the control of the parties) and they are not guarantees of performance. Maxpro and Apollomics are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws. You are encouraged to read the Form 8-K and the accompanying press release and investor presentation, as well as Maxpro’s other filings with the SEC, for a discussion of the risks that can affect the business combination and the business of Apollomics before and after completion of the proposed transaction. This call is for informational purposes only and shall not constitute an offer to sell, a solicitation of a proxy, consent or authorization or the solicitation of an offer to buy any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Hosting today’s call from Maxpro is Moses Chen, Managing Director of Maxpro Ventures Ltd., and from Apollomics are Guo-Liang Yu, co-founder, Chairman and CEO, and Sanjeev Redkar, co-founder and President.

I will now turn the call over to Moses Chen. Please go ahead.

Moses Chen

Thank you, operator, and thanks to all of you for joining us today. I am Moses Chen, Managing Director of Maxpro Ventures, and I am delighted to announce this transaction between Maxpro and Apollomics.

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When we launched the Maxpro Capital Acquisition Corp. IPO last October, I told our prospective investors that our goal was to find an exciting company in an attractive business with tangible growth prospects in which we could invest, and also one that was led by an experienced, public company-ready management team that has demonstrated a commitment to maximizing value while operating with the highest level of integrity. From the many companies that were under consideration by Maxpro, Apollomics exceeded all our key selection criteria. I am confident that we have achieved our objective with the proposed business combination between Maxpro and Apollomics.

Apollomics is an innovative clinical-stage biopharmaceutical company focused on the discovery and development of oncology therapies with the potential to be combined with other treatment options to harness the immune system and target specific molecular pathways to inhibit cancer. While there are many positive attributes of Apollomics and the proposed business combination with Maxpro, I’d like to emphasize one of the primary attributes – the management team.

Apollomics has an outstanding management team led by its co-founder, Chairman and CEO, Dr. Guo-Liang Yu. Dr. Yu has over 30 years of experience in the pharmaceutical industry and academic research. He is a serial entrepreneur and has co-founded several startup biotech and healthcare companies. Apollomics’ deep bench of talent also includes Dr. Sanjeev Redkar, co-founder and President. Dr. Redkar has over 28 years of scientific, managerial and executive experience in hematology and oncology drug discovery and development.

The transaction values Apollomics with a pre-money equity value of $899 million. Assuming no redemption from Maxpro Shareholders, the transaction will deliver approximately $105 million in total proceeds from the cash in trust to the combined company. A $20 million minimum cash on closing requirement has been agreed to as part of this transaction.

All of Apollomics’ current shareholders are rolling 100% of their equity into the combined company, which is indicative of a clear alignment with all shareholders.

To share the Company’s strategy with you, I’ll turn the call over to Dr. Guo-Liang Yu, co-founder, Chairman and CEO of Apollomics.

Guo-Liang Yu

Thanks, Moses.

Slide 6: Apollomics: On a Mission to Discover Ways to Treat Cancer

Please turn to slide 6. Apollomics is an innovative biotech company dedicated to discovering and developing oncology therapies with the potential to be combined with other treatment options to harness the immune system and target specific molecular pathways to inhibit cancer. The Company has a pipeline of nine drug candidates across multiple oncology programs, with six of the candidates currently in the clinic.

We attribute our growth and success to date to several key aspects:

▪	our scientific strategy using precision and combination therapies;
▪	our clinical development capabilities in the U.S. as well as globally;
▪	our in-house R&D capabilities and business development capabilities; and
▪	very importantly, our leadership team has in-depth expertise.

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Our company began operations in 2016, and over the course of the following three years raised more than $200 million and established several partnerships.

Our goals are to target difficult to treat cancers as well as cancers with brain metastases. We have 4 classes of cancer drugs under development:

▪	kinase inhibitors, for so-called targeted therapies;
▪	first in class molecules that target cell adhesion and motility, in other words, they disallow cancer cells from hiding in tissues and in microvasculature;
▪	immune-oncology targets;
▪	and finally, we are developing a cancer vaccine using a novel strategy.

Although, each of these molecules can be developed as monotherapies, we are actively researching different ways for combination therapies in order to achieve better treatment outcomes.

Slide 10: Growth: From Discovery to Clinical towards Commercial

Turning to slide 10, Apollomics is an innovative biotech company dedicated to developing novel cancer therapeutics, and we have worked very hard over the last 6 years to accomplish this goal. As I mentioned, the Company’s operations began in 2016. In the first 3 years, we established the foundation, built out the overall development team, and moved from discovery stage to clinical development stage. We gained momentum in the next 3 years with two late-stage programs and almost a dozen earlier stage programs. We are now advancing towards submission of our first New Drug Application in the U.S. In 2023, Apollomics expects data from its global Phase 2 clinical trial of lead drug candidate, vebreltinib, in non-small cell lung cancer, which we anticipate will support our first new drug application with the FDA.

Slide 11: Our Pipeline

We have made significant advancements in the last several years. The table on slide 11 shows our pipeline and progress. The blue bars represent our own trials and the grey bars are trials conducted by our partners. The two programs labeled by stars are our late-stage programs.

Now, let me invite Dr. Sanjeev Redkar, our President, to describe our two lead clinical programs and highlight a few of our earlier-stage programs.

Sanjeev Redkar

Thank you, Guo-Liang.

Slide 12: Vebreltinib (APL-101) c-Met TKI

Moving to slide 12…We have two exciting late-stage compounds with encouraging clinical data.

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The first is vebreltinib, or APL-101, a novel c-MET inhibitor, oral agent, being evaluated in global and China clinical trials for a number of indications for treating tumors with c-Met dysregulations that are diagnosed with biomarkers, and it can penetrate the brain to treat tumors there.

There is a large market opportunity for vebreltinib given the unmet medical need in several indications. Based on Biomedtracker estimates of the U.S. incidence of non-small cell lung cancer with cMet alterations, the NSCLC market of all c-Met dysregulations has potential to reach $3 billion dollars; and the EGFR combination first line market to $7 billion including additional tumor types.

Slide 13: Regulatory Landscape of c-MET inhibitors TKI

There are 3 c-MET inhibitors approved for the Exon 14 skip mutant NSCLC population – two, capmatinib and tepotinib, in the U.S. and savolitinib in China. We feel that the Exon 14 skip mutant NSCLC is the start of the potential use of c-Met inhibitors – especially in a setting of new or acquired resistance after TKI use.

Slide 14: Vebreltinib: 3 Indications for near term NDA/sNDA submissions

For vebreltinib, we are focused on 3 Indications for near term NDA and sNDA submissions, listed on the left of slide 14.

For the first indication of NSCLC with met exon 14 skip, we plan to have a follow up meeting with the FDA when the durability response data on patients already in the study, becomes available in the latter part of 2022 or early 2023. This FDA meeting will provide guidance on NDA readiness, on our planned target submission in 2023.

For the second indication of NSCLC with c-Met amplification, we also gained FDA guidance on data requirement for accelerated approval. We expect to enroll the patients needed for sNDA and strive for the first c-Met TKI monotherapy for NSCLC with c-Met amplification indication.

Our third indication is glioblastoma multiforme, or GBM, with c-Met alteration; vebreltinib is in a Phase 2/3 trial in China, that is sponsored by our partner. GBM is an unmet medical need for which there is no approved treatment, as most cancer drugs cannot get into the brain.

Slide 15: Activity in a Patient with Primary NSCLC Lesions and Brain Metastasis

Slide 15 shows scans of a patient with NSCLC with c-MET amplification. Vebreltinib induced shrinkage in this subject in the primary lung lesions as well as the metastatic lesion in the brain.

Slide 16: Activity in a Glioblastoma Patient with c-MET Amplification

Slide 16 shows scans of an elderly patient with GBM with c-Met amplification who exhausted standard of care treatments who normally would be expected to have only 4-6 months of life, was treated with vebreltinib for over 2 years and sustained durable response as shown in these scans.

Slide 17: Vebreltinib – Additional Indications

Beyond the 3 indications that we are currently focused on for vebreltinib, there are other solid tumors that also have a subset of population with c-Met alterations, beyond lung and brain, which are listed on slide 17.

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Slide 18: Uproleselan (APL-106) seeks to address $1.4B market for AML

Let me tell you about our next program. Turning to slide 18. Our second lead drug candidate, Uproleselan, is a first-in-class E-selectin inhibitor, being used in combination with standard of care chemotherapy in patients with acute myeloid leukemia, or AML. The total AML market opportunity in China is estimated to be $1.4 billion and includes 3 segments for potential application – treatment in first-line treatment naïve patients, relapsed or refractory, as well as those unfit for chemotherapy.

Slide 19: Uproleselan (APL-106) First-In-Class E-Selectin Antagonist

Uproleselanis the first-in-class E-selectin antagonist with an initial indication of recurrent relapsing AML. As shown on slide 19, uproleselan works by mobilizing the leukemic cells from the bone marrow to expose them to chemotherapy agents, and prevents trafficking of tumor cells to the bone marrow.

The U.S. Phase 2 study showed uproleselan may enhance efficacy and improve tolerability of chemotherapy. Our 2nd-generation candidate, APL 108, has equivalent activity to uproleselan in preclinical studies, but at an approximately 1,000-fold lower dose.

Slide 20: APL-106 Phase 3 Clinical trials in AML with near term readouts

The uproleselan U.S. and global Phase 3 study in recurrent relapsing AML patients by our partner, Glycomimetics, is fully enrolled as of November 2021; and the data readout will be based on reaching the requisite number of events, anticipated after year-end 2022.

The National Cancer Institute is also sponsoring an ongoing Phase 2/3 study in first line AML patients; the enrollment of 262 patients needed for event-free-survival assessment was completed in December 2021. If the event-free-survival analysis meets the preplanned metric, the data will be transferred confidentially to GlycoMimetics to support regulatory filings for uproleselan in treatment-naïve AML.

In China, our Phase 3 bridging study in recurrent relapsing AML has already started, and we target data completion in 2024.

Uproleselan has been granted breakthrough designation by the FDA and by the National Medical Products Administration, China’s agency for regulating drugs. It has the potential to enhance efficacy and tolerability of chemotherapy.

We also have the rights to develop, manufacture and commercialize APL-108 in China, the next generation e-selectin antagonist with 1000-fold potency, and also has the potential for treatment of a number of conditions beyond AML.

Slide 21: Uproleselan (APL-106) Efficacy and Safety Data from US Phase 2 Trial

As shown on slide 21, in the U.S. Phase 2 study, uproleselan treatment in combination with conventional chemotherapy achieved complete response/CRi rate as much as 41% in recurrent relapsing AML patients, which is about close to double of historical chemo alone rate; overall survival of 8.8 months is about twice as long as what one expects from chemo alone, and this is supported by the impressive also by minimal residual disease negativity rate which correlates closely with overall survival.

In first line AML patients, uproleselan treatment with conventional chemo achieved an CR/CRi in 72% of patients and leads to overall survival of over a year.

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One of the common adverse events from chemotherapy is oral mucositis in which the mucosal linings in the mouth and the intestines are inflamed and damaged, which when severe, patients may not be able to eat or drink and resorts to using feeding tube. Upsroleselan may ameliorate such a side-effect by ameliorating the inflammation.

Slide 22: Uproleselan (APL-106) Global Clinical Programs in Acute Myeloid Leukemia

As illustrated on slide 22, the uproleselan global clinical program in AML includes Glycomimetics’ studies in the U.S., including the Phase 3 trial, and Apollomics’ studies in China.

Slide 23: Pipeline of Early Clinical and Preclinical Programs

In addition to the two late stage leading programs, in the next few slides starting with slide 23, I would like to share with you our pipeline of exciting early clinical as well as a few of our preclinical programs.

On slide 23 I’d like to draw your attention to 3 programs in early clinical and preclinical stage.

▪	APL-102 is a multi-targeted kinase inhibitor currently in Phase 1.
▪	APL-122 is a brain penetrating pan-ErbB inhibitor for treatment-resistance in solid tumors.
▪	APL-108 is a potent E-selectin antagonist in a SubQ regimen that allows for a wider patient use.

Slide 24: APL-122: Potent panERB Inhibitor Overcomes Treatment-Resistance In Solid Tumors and Crosses BBB to Address Brain Metastases

Turning to slide 24. A pan ERB inhibitor is important for the treatment of ErbB dysregulated cancers such as HER2+ breast cancer, EGFR+ NSCLC and EGFR v3 GBM. The crosstalk between the ErbB results in resistance due to a different ErbB dysregulation, and that is why APL-122, a panERB, is believed to overcome treatment resistance that other drugs cannot. You can see the activity in treatment-resistant breast and NSCLC models.

Importantly, as you can see on the figure on the right of slide 24, APL-122 can get into the brain and maintain concentration to address CNS lesions.

50% of HER2+ breast cancer and 33% of EGFR+ NSCLC develop CNS lesions – brain metastases – on treatment. These subjects that progress on these therapies – such as Osimertinib – don’t have a treatment option, and a panErbB inhibitor that is brain penetrant may be needed for these progressors.

Our Phase 1 first-in-human trial is recruiting Breast cancer, NSCLC or GBM subjects that are progressing on existing therapies.

Slide 25: APL-102: Potent Multitargeted kinase inhibitor against VEGFR1/2/3, b/cRAF, CSF1R, KIT, RET in Solid Tumors

APL-102 is a multitargeted kinase inhibitor with a unique profile of CSF1R, VEGF receptor, b/c RAF - that has shown potent activity in over 52 PDX models with strong activity in gastrointestinal tumors. We have begun the first in human Phase 1 trial last year in China. We plan to develop this as a single agent as well as potentially combine with checkpoint inhibitors.

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Slide 26: Near-Term Catalysts

Finally, we would like to leave you with a summary of our future milestones for the next 3 years, which is shown on slide 26.

For 2023, in addition to closing the deSAPC transaction, our main goal is to make significant progress on vebreltinib to support our first NDA submission. In addition, we expect to complete uproleselan enrollment of the Phase 3 China bridging study and submit an IND and began a Phase study in China for APL-108. Beyond 2023, we have set goals to work towards regulatory review and ultimately the potential commercialization of our two lead programs.

Concluding Remarks

This transaction with Maxpro will help advance our pipeline development and discovery projects and open a pathway for public investors to participate in our important work. All of us at Apollomics are thrilled to join Moses and the Maxpro team for the launch of what I believe will be a tremendously successful public venture.

If you are looking for additional information, I’d like to encourage you to review our corporate presentation, which can be found, along with all the other transaction-related materials, on our website at Apollomicsinc.com.

Each of us would like to thank you for your time today.

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